UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

CERBCO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16749	54-1448835
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1419 Forest Drive, Suite 209,

Annapolis, Maryland 21403

(Address of principal executive offices and Zip Code)

443-482-3374

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01         Other Events

Signatures

Item 8.01 Other Events

Election of Directors – Annual Meeting of Stockholders on February 16, 2005

On February 16, 2005, the Company held its annual meeting of stockholders. At that meeting Robert Erikson, the Company’s President, nominated from the floor an “Alternative Slate” for election as Class B directors. The Alternative Slate was Robert Erikson, Robert F. Hartman (the Company’s Vice President, Secretary and Chief Financial Officer) and Michael W. Zarlenga. In a Supplemental Notice dated February 4, 2005, provided to the Company to ensure compliance with the Company’s advance notice by-law provision, Robert Erikson stated, “ I am seeking to nominate the Alternative Slate because it is my opinion that my more than one year old claim regarding the(sic) my Supplemental Executive Retirement Plan Agreement (‘SERP’), and possibly those of others, has not been and will not be resolved fairly by a current majority of the Board of Directors due to respective philosophic differences among directors.” Robert Erikson disclosed information about the Alternative Slate in Schedule 13D amendments filed on January 25 and January 31, 2005 with the U.S. Securities and Exchange Commission.

At the annual meeting independent Inspectors of Election conducted the vote. The Final Report of the Inspectors of Election was certified on February 22, 2005 and management’s slate of nominees was elected. Therefore the Company’s directors elected at the annual meeting are:

Common Stock director	George Wm. Erikson
Class B Common Stock directors	Robert W. Erikson
Paul C. Kincheloe, Jr.
Webb C. Hayes, IV

Board of Directors’ Adoption of Plan of Complete Dissolution and Liquidation

On February 16, 2005, following the annual meeting of stockholders, the Company’s board of directors adopted and approved a Plan of Complete Dissolution and Liquidation, and directed that the plan be submitted to the Company’s stockholders for approval. The Company intends to file proxy materials for a special meeting of stockholders, to approve the plan, as soon as practicable.

Currently the Company estimates that $9.25 to $10.75 in cash per share will be available for distribution to stockholders following the (i) liquidation of assets, (ii) satisfaction of liabilities, (iii) payment of final closeout and dissolution expenses and (iv) establishment of a reserve for contingencies, pursuant to the plan. The Company’s prior disclosed range was $8.50 to $11.50 per share.

The Company currently is unable to predict the specific amounts, or timing, of its future liquidation distributions. This is primarily because the Company cannot precisely estimate the remaining liabilities and expenditures that it will face during liquidation. If liabilities or expenditures are greater (or the value of assets is less) than presently anticipated, stockholders could receive less than the lowest amount the Company currently estimates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 11, 2005	CERBCO, INC.

	By:	/s/ George Wm. Erikson
George Wm. Erikson, Chairman

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